                     Form of Notice of Guaranteed Delivery
                                      for
                           Subscription Certificates
                                   issued by
                              The WMF Group, Ltd.

  This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated February , 1999 (the "Prospectus"), of The WMF Group, Ltd., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Certificate(s) evidencing the Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Standard Time, on March 8, 1999, unless extended (the "Expiration Date"). Such form must be sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering -Guaranteed Delivery Procedures" in the Prospectus. Payment of the Subscription Price of $5.00 per share for each share of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, even if the Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Rights must be received by the Subscription Agent within three
(3) OTC trading days after the Expiration Date.

                      The Subscription Agent address is:

         By First Class Mail:           By Overnight or Registered Delivery:

        Boston EquiServe, L.P.                 Boston EquiServe, L.P.
       Corporate Reorganization               Corporate Reorganization
            P. O. Box 9573                       40 Campanelli Drive
   Boston, Massachusetts 02205-9573              Braintree, MA 02184

                                  Telephone:
                                (781) 575-3400

                                  Facsimile:
                                (781) 794-6388

                               ----------------

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

  The Undersigned hereby represents that he or she is the holder of
Subscription Certificate(s) representing     Rights issued by The WMF Group,
Ltd. and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Common Stock per Right with respect to each of the number of Rights
represented by such Subscription Certificate and     shares set forth below
pursuant to the Oversubscription Privilege described in the Prospectus:


  No. of Rights exercised
  (shares subscribed for):                      -------------------



  No. of Shares subscribed for
  pursuant to Oversubscription Privilege:       -------------------


  TOTAL:                                        -------------------

                                                            X $5.00

  TOTAL PAYMENT DUE:                            -------------------

  The undersigned understands that payment of the Subscription Price of $5.00 per share for each Common Share subscribed pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

  [_]is being delivered to the Subscription Agent herewith; or

  [_]has been delivered separately to the Subscription Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

  [_]uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

  [_]certified check

  [_]bank draft (cashier's check)

  [_]postal, telegraphic or money order

    If by certified check, bank draft or money order, please provide the following information:

    name of maker __________________________________________________________

    date of check, draft or money order ____________________________________

    bank on which check is drawn or issuer of money order __________________

  SIGNATURE(S) ____________________       ADDRESS:


  NAME(S) _________________________       ---------------------------------


  ---------------------------------       ---------------------------------
  PLEASE TYPE OR PRINT
  SUBSCRIPTION CERTIFICATE NO(S).         AREA CODE AND TELEPHONE NUMBER(S)
  (If available)
                                          ---------------------------------


                                       2